Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement on Form N-1A of our report dated February 2, 2000, relating to the financial statements and financial highlights that appear in the December 31, 1999 Annual Report to
        Shareholders  of  State  Street  Navigator   Securities  Lending  Prime
        Portfolio,   which  is  also   incorporated   by  reference  into  the
        Registration Statement. We also consent to the references to us under the heading "Investment Advisory and Other Services - Service Providers; Independent Accounts" in such Registration Statement.

        /s/ PricewaterhouseCoopers LLP
        PricewaterhouseCoopers LLP
        Boston, Massachusetts
        April 28, 2000